UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 24, 2015
 __________________________
GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of GATX Corporation (the “Company”) was held on April 24, 2015. At the Annual Meeting, the shareholders voted on the following three proposals and cast their votes as described below.

Proposal 1 - Election of Directors

The nine individuals named below were elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2016 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Anne L. Arvia	39,298,545	80,501	72,426	2,329,574
Ernst A. Häberli	39,273,996	102,277	75,198	2,329,574
Brian A. Kenney	36,148,898	3,230,008	72,566	2,329,574
James B. Ream	39,310,353	64,947	76,171	2,329,574
Robert J. Ritchie	39,275,566	99,492	76,414	2,329,574
David S. Sutherland	39,314,182	60,634	76,656	2,329,574
Casey J. Sylla	39,300,570	73,113	77,789	2,329,574
Stephen R. Wilson	39,311,690	63,154	76,628	2,329,574
Paul G. Yovovich	39,227,078	99,415	124,979	2,329,574

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, by the following vote:

For	Against	Abstain
40,189,379	1,506,501	85,165

Proposal 3 -Advisory Resolution on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement dated March 13, 2015, including the Compensation Discussion and Analysis and the Executive Compensation Tables, together with the narrative discussion related thereto, by the following vote:

For	Against	Abstain	Broker Non-Vote
38,608,242	725,496	117,734	2,329,574

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)
April 28, 2015